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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                             ----------------



                                 FORM 8-K


                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  April 17, 1996

                    McDonnell Douglas Corporation
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        (Exact Name of Registrant as Specified in its Charter)


   Maryland                       1-3685            43-0400674
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State or Other Jurisdiction     (Commission      (IRS Employer
of Incorporation)                File Number)    Identification No.)


Post Office Box 516, St. Louis, Missouri                63166-0516
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(Address of Principal Executive Offices)                (Zip Code)




                          (314) 232-0232
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                   Registrant's Telephone Number
















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         INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.


Private Securities Litigation Reform Act of 1995 Safe-Harbor Disclosure

     From time to time, McDonnell Douglas Corporation ("Company") may make certain statements that contain "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) and involve risk and uncertainty. These projections may include, but are not limited to, future sales, earnings, margins, production levels and costs, aircraft deliveries, research and development, environmental and other expenditures, and various business environment trends. Forward-looking statements may be made by management orally or in writing including, but not limited to, the Management's Discussion and Analysis of Financial Condition and Results of Operations section or other sections of the Company's filings with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934.

     Actual results and trends in the future may differ materially depending on a variety of factors including, but not limited to, changing priorities or reductions in the U.S. and worldwide defense and space budgets; global trade policies; worldwide political stability and economic growth; termination of government contracts due to unilateral government action or the Company's failure to perform; governmental export and import policies; the Company's successful execution of internal operating plans; performance issues with key suppliers and subcontractors; factors that result in significant and prolonged disruption to air travel worldwide; aircraft delivery delays or defaults by customers; collective bargaining labor disputes; other regulatory uncertainties; and legal proceedings.




                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                               MCDONNELL DOUGLAS CORPORATION



 April 17, 1996                By: /s/ F. Mark Kuhlmann
  (Date)                        ---------------------------------
                                 F. Mark Kuhlmann
                                 Senior Vice President-
                                 and General Counsel